EXHIBIT 31.1

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

I, Zhaoyu Gu, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Theron Resource Group;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 20, 2020	/s/ Zhaoyu Gu
Zhaoyu Gu
Chief Executive Officer
(Principal Executive Officer)